UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2012
Date of Report (Date of earliest event reported)

TAGLIKEME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 North Central Expressway Suite 560 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

(214) 800-2851
Registrant’s telephone number, including area code

Morgan Creek Energy Corp.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Closing Date Extension

The Board of Directors (the "Board") of Morgan Creek Energy Corp, now known as TagLikeMe Corp., a Nevada corporation (the "Company"), approved the execution of a share exchange agreement dated effective as of May 14, 2012 as fully executed on May 21, 2012 (the "Share Exchange Agreement"), among the Company, Glob Media Works Inc., a private company organized under the laws of the State of Washington ("Glob Media") and the shareholders of Glob Media (the "Glob Media Shareholders").  In accordance with the terms and provisions of the Share Exchange Agreement, the Company will acquire approximately 5,317,033 shares of common stock from the Glob Media Shareholders, which represents all of the issued and outstanding shares of Glob Media, in exchange for the issuance by the Company to the Glob Media Shareholders on a pro rata basis of approximately 9,075,734 shares of its restricted common stock at the rate of $0.03 per share. This will result in Glob Media becoming the wholly-owned subsidiary of the Company. Glob Media is the legal, beneficial and registered owner of certain intellectual property rights for certain software and internet applications (the "Intellectual Property").

In further accordance with the terms and provisions of the Share Exchange Agreement, the closing of the Share Exchange Agreement is subject to the satisfaction of certain conditions precedent including, but not limited to, the following: (i) the Company, Glob Media and the Glob Media Shareholders shall have obtained all authorizations, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated by the Share Exchange Agreement; (ii) the Company, Glob Media and the Glob Media Shareholders shall have complied with all warranties, representations, covenants and agreements therein agreed to be performed or caused to be performed on or before the closing date; (iii) no action or proceedings in law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit any of the transactions contemplated by the Share Exchange Agreement; (iv) completion by each of the Company and Glob Media of an initial due diligence and operations review of the other's respective businesses and operations; (v) no material loss or destruction of or damage to the Company or Glob Media shall have occurred; and (vi) the board of directors of the Company and Glob Media shall have ratified the terms and conditions of the Share Exchange Agreement.

Effective June 15, 2012, the Company and Glob Media and the Globa Media Shareholders, through their attorney-in-fact, approved the execution of an addendum to the Share Exchange Agreement (the "Addendum").  In accordance with the terms and provisions of the Addendum, Section 6.2 of the Share Exchange Agreement was revised to provide for the latest closing date to be changed from June 15, 2012 to June 30, 2012.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1
Addendum to a share exchange agreement dated effective as of May 14, 2012 as fully executed on May 21, 2012 (the "Share Exchange Agreement"), among the Morgan Creek Energy Corp. changing its name to TagLikeMe Corp. (the “Purchaser”), Glob Media Works Inc., a private company organized under the laws of the State of Washington ("Glob Media" or the “Company”) and the shareholders of Glob Media (each such shareholder the "Vendor(s)").

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAGLIKEME CORP.

DATE: June 15, 2012.	By:	/s/ Richard Elliot-Square
Richard Elliot-Square
President/Chief Executive Officer